Exhibit 99.1

RealD Inc. Reports Third Quarter Fiscal Year 2016 Financial Results

LOS ANGELES (February 1, 2016) - Global visual technology company RealD Inc. (NYSE: RLD) today announced financial results for its third quarter of fiscal 2016 ended December 31, 2015.

Third Quarter Fiscal 2016 Financial Highlights

•                  Total revenue was $50.4 million, comprised of license revenue of $29.7 million and product and other revenue of $20.7 million. For the third quarter of fiscal 2015, total revenue was $32.6 million, comprised of license revenue of $21.0 million and product and other revenue of $11.6 million.

•                  China license revenue represented 15% of total worldwide license revenue, down from 20% for the third fiscal quarter of 2015.

•                  GAAP net loss attributable to common stockholders was $4.3 million, or $0.08 per diluted share, compared to GAAP net loss attributable to common stockholders of $11.3 million, or $0.23 per diluted share, for the third quarter of fiscal 2015.

•                  Adjusted EBITDA was $19.6 million, compared to $8.1 million in the third quarter of fiscal 2015.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Nine-Months Fiscal 2016 Financial Highlights

•                  Total revenue was $142.4 million, comprised of license revenue of $92.0 million and product and other revenue of $50.4 million. For the nine months ended December 31, 2014, total revenue was $135.6 million, comprised of license revenue of $89.0 million and product and other revenue of 46.6 million.

•                  China license revenue represented 17% of total worldwide license revenue, up from 15% for the nine months ended December 31, 2014.

•                  GAAP net loss attributable to common stockholders was $4.9 million, or $0.10 per diluted share, compared to GAAP net loss attributable to common stockholders of $6.1 million, or $0.12 per diluted share, for the nine months ended December 31, 2014.

•                  Adjusted EBITDA was $51.4 million, compared to $49.6 million for nine months ended December 31, 2014.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Cash Flows and Balance Sheet Highlights

•                  For the nine months ended December 31, 2015, cash inflow from operating activities was $27.9 million and total capital expenditures were $11.0 million, resulting in positive free cash flow of $16.9 million.

•                  Free cash flow is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•                  As of December 31, 2015, cash and cash equivalents were $81.5 million and total debt was $35.4 million.

•                  Net cash inflow from operating activities of $27.9 million during the nine months ended December 31, 2015 included an upfront license fee of $7.5 million per RealD’s agreement with a computer technology company to develop and commercialize its intelligent backlight technology.

Key Metrics

•                  Estimated box office generated on RealD-enabled screens(1) in the third quarter of fiscal 2016 was $753 million ($386 million domestic, $367 million international).  In the third quarter of fiscal 2015, estimated box office generated on RealD-enabled screens was $338 million ($157 million domestic, $181 million international).

•                  Total RealD license revenue as a percent of total estimated box office generated on RealD-enabled screens excluding China, was 3.9% in the quarter, compared to 6.2% in the third quarter of fiscal 2015.

•                  Nine 3D films were released in the third quarter of fiscal 2016, compared to five 3D films in the third quarter of fiscal 2015.  These figures reflect the number of 3D films released domestically during the periods.

•                  International markets generated 60% of license revenue and 30% of product and other revenue in the third quarter of fiscal 2016.

•                  In the third quarter of fiscal 2016, worldwide 3D percentages were 39% (38% domestic, 40% international). In the third quarter of fiscal 2015, worldwide 3D percentages were 38% (32% domestic, 42% international).

•                  In the first nine months of fiscal 2016, worldwide 3D percentages were 38% (35% domestic, 40% international). In the first nine months of fiscal 2015, worldwide 3D percentages were 40% (34% domestic, 44% international).

•                  As of December 31, 2015, RealD had deployed approximately 27,800 RealD-enabled screens, an increase of 5% from approximately 26,500 screens as of December 31, 2014, and an increase of 1,100 screens (200 domestic, 900 international), or 4%, from approximately 26,700 screens as of March 31, 2015.

•                  As of December 31, 2015, RealD had approximately 13,800 domestic screens at approximately 3,000 domestic theater locations and approximately 14,000 international screens at approximately 3,350 international theater locations.

(1)         RealD’s estimates of box office on RealD-enabled screens rely on box office tracking data. Estimated international box office encompasses the 19 foreign countries where tracking data is available.  The 19 foreign countries do not include China and represent approximately 80% of RealD’s international license revenue

The following table shows the major domestically produced 3D motion pictures released or scheduled for release on domestic and/or international 3D-enabled screens for the last quarter of fiscal year 2016 ending March 31, 2016 and the entire fiscal year 2017 ending March 31, 2017.

(As of February 1, 2016 — Domestic)

Fiscal Q4 2016	Film	Domestic Release Date
(ending 3/31/16)	Kung Fu Panda 3	1/29/2016
	The Finest Hours	1/29/2016
	Gods of Egypt	2/26/2016
	Zootopia	3/4/2016
	Batman v Superman: Dawn of Justice	3/25/2016

Fiscal Q1 2017	Film	Domestic Release Date
(ending 6/30/16)	The Jungle Book	4/15/2016
	Ratchet & Clank	4/29/2016
	Captain America: Civil War	5/6/2016
	The Angry Birds Movie	5/20/2016
	X-Men: Apocalypse	5/27/2016
	Alice Through the Looking Glass	5/27/2016
	Teenage Mutant Ninja Turtles: Out of the Shadows	6/3/2016
	Warcraft	6/10/2016
	Finding Dory	6/17/2016
	Independence Day Resurgence	6/24/2016

Fiscal Q2 2017	Film	Domestic Release Date
(ending 9/30/16)	Tarzan	7/1/2016
	The BFG	7/1/2016
	The Secret Life of Pets	7/8/2016
	Ghostbusters	7/15/2016
	Ice Age Collision Course	7/22/2016
	Star Trek Beyond	7/22/2016
	Suicide Squad	8/5/2016
	Pete’s Dragon	8/12/2016
	Spectral	8/12/2016
	Kubo and the Two Strings	8/19/2016
	Storks	9/23/2016

Fiscal Q3 2017	Film	Domestic Release Date
(ending 12/31/16)	Doctor Strange	11/4/2016
	Trolls	11/4/2016
	Billy Lynn’s Long Halftime Walk	11/11/2016
	Fantastic Beasts & Where to Find Them	11/18/2016
	Moana	11/23/2016
	The Great Wall	11/23/2016
	Rogue One	12/16/2016

Fiscal Q4 2017	Film	Domestic Release Date
(ending 3/31/17)	Geostorm	1/13/2017
	Monster Trucks	1/13/2017
	Resident Evil: The Final Chapter	1/27/2017
	LEGO Batman Movie	2/10/2017
	Boss Baby	3/10/2017
	Kong: Skull Island	3/10/2017
	Beauty and the Beast	3/17/2017
	Knights of the Roundtable: King Arthur	3/24/2017
	Get Smurfy	3/31/2017
	Ghost In the Shell	3/31/2017

Sources: Rentrak and imdb.com.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; statements regarding the extent and timing of future licensing, products and services; and 3D motion picture releases and conversions scheduled for fiscal year 2016 ending March 31, 2016 and fiscal year 2017 ending March 31, 2017.

These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  RealD’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we provide Adjusted EBITDA and free cash flow as supplemental measures of our performance.  We define Adjusted EBITDA as net income (loss) plus expenses for interest, income taxes, depreciation, amortization, impairment and stock-based compensation plus net foreign exchange loss (gain) plus expenses comprising the non-U.S. GAAP categories “restructuring charges, severance costs and reserves” and “non- recurring expenses” as defined in our Credit Agreement.  We define free cash flow as total cash provided (used) by operating activities less cash used in purchases of property and equipment and cash used in purchases of cinema systems and related components.

We present Adjusted EBITDA in reporting our financial results to provide investors with additional tools to evaluate our operating results in a manner that focuses on what our management believes to be our ongoing business operations. We present free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities. Management does not itself, nor does it suggest that investors should, consider any such non-U.S. GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies.  RealD is the world’s most widely used 3D technology and our extensive intellectual property portfolio is used in applications and products that enable a premium viewing experience in the theater, the home and elsewhere.

RealD was founded in 2003 and has offices in Beverly Hills; Boulder; London; Moscow; Shanghai; Hong Kong; and Tokyo.  For more information, please visit our website at www.reald.com.

© 2016 RealD Inc.  All Rights Reserved.

Investor Contact:

Andrew Greenebaum / Laura Bainbridge

310-829-5400

investors@reald.com

Media Contact:

Will Hammond

424-702-4758

whammond@reald.com

RealD Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three months ended December 31		Nine months ended December 31
	2015	2014	2015	2014
Revenue:
License	$29,743	$20,958	$92,031	$88,961
Product and other	20,630	11,613	50,363	46,597
Total revenue	50,373	32,571	142,394	135,558
Cost of revenue:
License	10,656	11,487	30,917	33,612
Product and other	12,754	6,121	35,649	31,410
Total cost of revenue	23,410	17,608	66,566	65,022
Gross profit	26,963	14,963	75,828	70,536
Operating expenses:
Research and development	4,107	4,582	10,578	14,692
Selling and marketing	4,503	4,382	14,605	15,493
General and administrative	17,059	12,654	45,414	35,804
Total operating expenses	25,669	21,618	70,597	65,989
Operating income (loss)	1,294	(6,655)	5,231	4,547
Interest expense, net	(425)	(393)	(1,195)	(1,278)
Other loss, net	(659)	(3,088)	(2,240)	(4,264)
Income (loss) before income taxes	210	(10,136)	1,796	(995)
Income tax expense	4,492	1,154	6,670	5,117
Net loss	(4,282)	(11,290)	(4,874)	(6,112)
Net income attributable to noncontrolling interest	—	—	—	—
Net loss attributable to RealD Inc. common stockholders	$(4,282)	$(11,290)	$(4,874)	$(6,112)

Loss per common share:
Basic	$(0.08)	$(0.23)	$(0.10)	$(0.12)
Diluted	$(0.08)	$(0.23)	$(0.10)	$(0.12)
Shares used in computing loss per common share:
Basic	51,474	49,771	51,183	49,935
Diluted	51,474	49,771	51,183	49,935

RealD Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2015	March 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,471	$60,333
Accounts receivable, net	48,902	26,748
Inventories	8,199	8,305
Deferred costs — eyewear	316	80
Prepaid expenses and other current assets	4,465	4,770
Total current assets	143,353	100,236
Property and equipment, net	16,363	20,599
Cinema systems, net	69,629	82,243
Goodwill	10,657	10,657
Other intangibles, net	3,839	4,817
Deferred income taxes	1,662	2,461
Other assets	8,452	8,631
Total assets	$253,955	$229,644
Liabilities and equity
Current liabilities:
Accounts payable	$13,717	$9,652
Accrued expenses and other liabilities	29,183	26,640
Deferred revenue	6,662	5,009
Income taxes payable	1,090	1,619
Deferred income taxes	1,784	2,583
Current portion of Credit Agreement	10,635	7,460
Total current liabilities	63,071	52,963
Credit Agreement, net of current portion	24,723	22,380
Deferred revenue, net of current portion	11,025	3,931
Other long-term liabilities	3,373	4,027
Total liabilities	102,192	83,301
Commitments and contingencies
Equity (deficit)
Common stock	383,923	371,689
Accumulated deficit	(233,450)	(226,803)
Accumulated other comprehensive income	1,793	1,960
Total RealD Inc. stockholders’ equity	152,266	146,846
Noncontrolling interest	(503)	(503)
Total equity	151,763	146,343
Total liabilities and equity	$253,955	$229,644

RealD Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine months ended December 31
	2015	2014
Cash flows from operating activities
Net loss	$(4,874)	$(6,112)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	27,721	29,925
Deferred income tax	—	1
Non-cash interest expense	276	203
Non-cash stock compensation	10,427	11,515
Non-cash bad debt expense	(122)	646
Loss on disposal of property and equipment	—	154
Impairment of long-lived assets and related purchase commitments	2,213	2,736
Changes in operating assets and liabilities:
Accounts receivable	(22,032)	13,916
Inventories	106	2,269
Prepaid expenses and other current assets	(818)	117
Deferred costs - eyewear	(236)	(42)
Other assets	(97)	(3,286)
Accounts payable	4,065	(7,137)
Accrued expenses and other liabilities	2,540	2,347
Other long-term liabilities	(654)	(783)
Income taxes receivable/payable	594	(1,152)
Deferred revenue	8,747	(5,224)
Net cash provided by operating activities	27,856	40,093

Cash flows from investing activities
Purchases of property and equipment	(871)	(4,032)
Purchases of cinema systems and related components	(10,102)	(12,626)
Proceeds from sale of property and equipment	—	79
Net cash used in investing activities	(10,973)	(16,579)

Cash flows from financing activities
Proceeds from Credit Agreement	12,700	37,300
Repayments on Credit Agreement	(7,182)	(41,845)
Payments of debt issuance costs	—	(895)
Proceeds from exercise of stock options	1,245	2,782
Proceeds from employee stock purchase plan	562	291
Repurchase of statutory withholdings of stock issued for restricted stock units	(1,773)	(990)
Net cash provided by (used in) financing activities	5,552	(3,357)
Effect of currency exchange rate changes on cash and cash equivalent	(1,297)	2,793
Net increase in cash and cash equivalents	21,138	22,950
Cash and cash equivalents, beginning of period	60,333	28,800
Cash and cash equivalents, end of period	$81,471	$51,750

RealD Inc.

Schedule of Non-GAAP Reconciliations (Unaudited)

(In thousands)

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three months ended December 31		Nine months ended December 31
(in thousands)	2015	2014	2015	2014
Net loss	$(4,282)	$(11,290)	$(4,874)	$(6,112)
Add (deduct):
Interest expense, net	425	393	1,195	1,278
Income tax expense	4,492	1,154	6,670	5,117
Depreciation and amortization	8,934	9,920	27,721	29,925
Other loss (1)	659	3,088	2,240	4,264
Share-based compensation expense (2)	3,086	3,282	10,427	11,515
Impairment of assets and intangibles (3)	1,402	1,268	2,213	2,736
Cost reduction plan (4)	617	307	803	910
Non-recurring expenses (5)	4,312	—	5,000	—
Adjusted EBITDA (6)	$19,645	$8,122	$51,395	$49,633

(1)                     Consists of gains and losses from foreign currency exchange and foreign currency forward contracts.

(2)                     Represents share-based compensation expense of nonstatutory and incentive stock options, restricted stock units and performance stock units, and employee stock purchase plan to employees, non-employees, officers and directors.

(3)                     Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and related purchase commitments and identifiable intangibles.

(4)                     Expenses under our Credit Agreement for the non-U.S. GAAP category “restructuring charges, severance costs and reserves.”

(5)                     Expenses under our Credit Agreement for the non-U.S. GAAP category “non-recurring costs and expenses”, which is limited to $5.0 million per fiscal year.

(6)                     Adjusted EBITDA is not a recognized measurement under U.S. GAAP. For a definition of Adjusted EBITDA and reconciliation to net income (loss), the comparable U.S. GAAP item, see “Use of Non-U.S. GAAP Financial Measures”.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Nine months ended December 31
(in thousands)	2015	2014
Net cash provided by operating activities	$27,856	$40,093
Purchases of property and equipment	(871)	(4,032)
Purchases of cinema systems and related components	(10,102)	(12,626)
Total free cash flow	$16,883	$23,435